UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Provectus Biopharmaceuticals, Inc. (the “Company”) is (1) extending the expiration date of its previously announced offer to certain of its holders of outstanding warrants to purchase shares of common stock, $0.001 par value per share (“Common Stock”), issued between January 6, 2011 and November 1, 2015 (the “Existing Warrants”) to receive new warrants expiring June 19, 2020 to purchase an equal number of shares of the Company’s Common Stock at an exercise price of $0.85 per share (the “Replacement Warrants”) in exchange for exercising their Existing Warrants at a discounted exercise price (the “Warrant Exchange Offer”) and (2) lowering the exercise price of the Existing Warrants, on a temporary basis, from $0.75 to $0.50 per share.

The Warrant Exchange Offer was previously set to expire at 4:00 P.M. (Eastern time) on Thursday, March 10, 2016 and will now expire at 4:00 P.M. (Eastern time) on Monday, March 21, 2016, unless further extended or terminated. As of March 4, 2016, approximately 332,500 Existing Warrants have been tendered for exchange in the Exchange Offer.

All other terms and conditions of the Warrant Exchange Offer will remain in full force and effect. The terms and conditions of the Warrant Exchange Offer are set forth in the Offer Letter/Prospectus dated January 20, 2016 (the “Offer Letter/Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) on January 20, 2016, as supplemented by the prospectus supplement dated March 7, 2016 (the “Supplement”), filed with the SEC on March 7, 2016, and the Amended and Restated Letter of Transmittal. Questions relating to the procedure for tendering Existing Warrants, as well as requests for additional copies of the Offer Letter/Prospectus, Supplement and the Amended and Restated Letter of Transmittal, may be directed to Maxim Group LLC, Network 1 Financial Securities, Inc. or the Company using the contact information below:

Maxim Group LLC

Attn: Summer Kotb

405 Lexington Avenue, 2nd Floor

New York, NY 10174

Phone: (212) 895-3511

Email: skotb@maximgrp.com

Network 1 Financial Securities, Inc.

Attn: William Heming Jr.

2 Bridge Avenue

Red Bank, NJ 07701

Phone: 1 (800) 866-7007

Email: billheming@netw1.com

Provectus Biopharmaceuticals, Inc.

Attn: Peter R. Culpepper

7327 Oak Ridge Highway, Suite A

Knoxville, TN 37931

Phone: (866) 597-5999

Email: pete@pvct.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2016

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Peter R. Culpepper Interim Chief Executive Officer, Chief Financial Officer and Chief Operating Officer